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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Proxy Statement of Commercial National Financial Corporation on Schedule 14A and Transaction Statement of Commercial National Financial Corporation on Schedule 13E-3, filed on or about February 14, 2005, of our report dated January 30, 2004 on the consolidated financial statements of Commercial National Financial Corporation, which report is included in the 2003 Annual Report on Form 10-K of Commercial National Financial Corporation.


                                              /s/ Crowe Chizek and Company LLC

                                              Crowe Chizek and Company LLC


Grand Rapids, Michigan
February 11, 2005